SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 6, 2010
Grid Petroleum Corp. (Exact name of registrant as specified in its charter)
Nevada (State or other jurisdiction of incorporation)	333-143597 (Commission File Number)	NA (I.R.S. Employer Identification No.)

999  18th Street Suite 3000
Denver, Colorado                      80202
 (Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (303) 952-7658

33 Cavendish Square, London W14 0RA
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]         Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425) [ ]Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On December 3, 2010, Paul Watts announced his resignation from the Board of Directors of the Company and all capacities in which he served as an officer of the Company.  There are no known disagreements with Mr. Watts regarding his departure from the Company.  On December 3, 2010, in connection with Mr. Watt’s departure from the Company, the Company entered into a Separation Agreement regarding the terms and conditions of his departure from the Company (the “Agreement”).  Pursuant to the provisions of the Agreement, the Company agreed to provide Mr. Watts a lump sum severance payment of $60,000 and certain computer equipment in exchange for his general release of any claims he may have against the Company.  Additionally, the Agreement specifies that Mr. Watts is entitled to receive immediately the remainder of his 6,000,000 shares of the Company’s common stock, which had been held in escrow and distributed to him in installments.

A copy of the Agreement is attached to this Current Report on Form 8-K as Exhibit 10.0 and, the provisions of the Agreement, by this reference, are incorporated herein by this reference.

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Paul Watts and Separation Agreement

On December 3, 2010, Paul Watts announced his resignation from the Board of Directors of the Company and all capacities in which he served as an officer of the Company.  There are no known disagreements with Mr. Watts regarding his departure from the Company and any claims the Company may have against him.

Appointment of Rob Hoar and Tim DeHerrera

On December 6, 2010, Robert Hoar was appointed as the President of the Company.

From 2009 to the present, Robert Hoar has been Exploration Manager for Solimar Energy, LLC and is responsible for the technical evaluation and development of five production and exploration assets in California.   Mr. Hoar was Chief Geoscientist for Nations Petroleum from 2004 to 2009 and, as such, responsible for evaluation and ranking of exploration properties in California’s San Joaquin and Sacramento basins. Mr. Hoar has a B.A. in Geology from Hamilton College and an M.S. in Geology from the University of Vermont.

On December 3, 2010, Mr. Tim DeHerrera was appointed as our Chairman and as a member of the Company’s Board of Directors.

Mr. DeHerrera was President of Bonfire Productions Inc. from September 2009 until May 2010.  Mr. DeHerrera was President and Chairman of the Intervision Network Corporation from January 2008 until January 2010.  Intervision Network was a technology business in IPTV broadcasting and related live Internet-based multimedia transmission technologies, including a global content delivery network.
Mr. DeHerrera is currently, the President and a director of Force Energy Corp., an oil and gas exploration company.  Prior to that, from January 2005, Mr. DeHerrera was President and Chairman of the Board of Directors of Future Quest Incorporated, an oil and gas exploration company.

From May 2006 until December 2007, Mr. DeHerrera was President of Atlantis Technology Group, a technology based company.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

Exhibit No.    Description

10.1            Separation Agreement, dated December 3, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Grid Petroleum Corp.

/s/ Tim DeHerrera
Tim DeHerrera
Chairman and Director
Date: December 6, 2010